Exhibit  99.1

                                          COMPANY CONTACT:
                                          Scott Schmidt, Investor Relations
                                          sschmidt@cardiodynamics.com
                                          800-778-4825 Ext. 1005

       CMS ISSUES DRAFT DECISION TO CONTINUE CURRENT HYPERTENSION COVERAGE
                    FOR CARDIODYNAMICS' BIOZ(R)ICG TECHNOLOGY

          CONFERENCE CALL SCHEDULED FOR 9:00 AM EDT ON AUGUST 25, 2006

SAN DIEGO, CA--August 24, 2006--CardioDynamics (Nasdaq: CDIC), the innovator and leader of BioZ(R) impedance cardiography (ICG) technology, today announced the draft coverage decision for high blood pressure (also known as hypertension) from The Centers for Medicare and Medicaid Services (CMS). The draft decision proposes continuing the current policy for coverage of ICG for resistant hypertension, defined as patients whose blood pressure is not controlled on three or more medications. Reimbursement coverage is still provided for Medicare patients with shortness of breath and heart failure. The draft decision for hypertension coverage is subject to an immediate thirty day public comment period to conclude on September 23, 2006. Following this comment period, CMS will review comments, discuss the draft decision with physicians and Company representatives, and anticipates a final National Coverage Determination (NCD) by November 21, 2006.

The preliminary decision by CMS to maintain current coverage for hypertension arrives six months after opening the review period at the Company's request. CMS cited that there was "insufficient evidence to support the requested change" of expanded National coverage on patients not responding to one or more drugs. The Company believes there is sufficient evidence from 23 studies including 2,483 subjects, which was submitted in the reconsideration request and will actively pursue expanded coverage for less resistant hypertensive patients. Favorable clinical evidence was recently published from the multi-center CONTROL trial, which demonstrated that use of BioZ(R) ICG led to an 8 mm Hg greater systolic blood pressure reduction and 7 mm Hg greater diastolic blood pressure reduction than standard care. Patients being treated with BioZ(R)-assisted therapy were 35% more likely to reach goal blood pressure of less than 140/90 mm Hg and more than two times as likely to achieve a more aggressive blood pressure control of less than 130/85 mm Hg. The CONTROL trial was the second randomized controlled hypertension trial demonstrating notably improved blood pressure control results when BioZ(R) ICG was used to direct therapy, and these trials represent the highest level of evidence-based medicine.

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"While disappointed with the proposed CMS draft decision, we are fully committed to work constructively with CMS, professional societies, and physicians to develop a more broadened hypertension coverage policy prior to the issuance of a final decision," stated Michael K. Perry, Chief Executive Officer of CardioDynamics. "We have positive evidence-based clinical studies and thousands of physicians who derive clinical benefit from using our technology in their daily patient care. We will focus our near-term efforts to provide CMS with additional information that supports the use of ICG in the treatment of mild to moderate hypertensive patients. Our team is motivated each day by the opportunity to enhance patients' lives and make a genuine contribution to healthcare with our safe, cost-effective ICG technology."

"Blood pressure control rates in the United States are unacceptable with less than one- third of hypertensive patients at appropriate levels. Moreover, a Medicare patient who does not already have high blood pressure has a 90% chance of developing it before they die," stated renowned hypertension specialist Carlos Ferrario, M.D., Director of Hypertension and Vascular Disease Center at Wake Forest University School of Medicine and Principal Investigator of the CONTROL study. "The results of the CONTROL trial, along with the previous results from the Mayo Clinic and other clinical studies, provide compelling evidence that ICG is effective at helping physicians improve their patients' blood pressure control. The CMS draft decision does not appear to be consistent with evidence-based medicine. Additionally, better blood pressure control with ICG is cost-effective in both the short- and long-term because improved blood pressure control may reduce the number of physician office visits required to control high blood pressure, reduce the number of ineffectively-prescribed hypertensive drugs, and reduce hospitalizations associated with advanced cardiovascular disease."

Hypertension affects roughly 65 million Americans and is the most common reason adults visit their physicians costing the U.S. healthcare system over $63 billion annually. The long-term benefits of blood pressure reductions of as little as 2 mm Hg are well known and have been proven to significantly reduce the risk of stroke, coronary artery disease, heart failure, and overall mortality. The Company's noninvasive and cost-effective BioZ(R) ICG technology aids physicians in objectively administering hypertensive drugs that are optimal and specific to each patient.

Perry concluded, "Given the workforce reductions that have occurred over the past 15 months, we believe our company's current business model is sized appropriately for the coverage policy proposed by this draft decision. Our goal remains to show modest sequential improvement in operating results in the third and fourth quarters as we have substantially reduced our expense structure and break-even point. Through increased market awareness of the clinical evidence from our PREDICT, CONTROL, and ED-IMPACT trials, we anticipate improved operating results in 2007 and beyond. With nearly $17 million in recurring sensor and electrode revenue, a dominant market position in the emerging ICG market, and approximately $34 million of net operating loss carry-forwards, we continue to believe the company is considerably undervalued."

Additional details of the decision may be found at the CMS website https://www3.cms.hhs.gov/mcd/viewdraftdecisionmemo.asp?id=179

Conference Call Information:

Michael K. Perry, Chief Executive Officer, and Rhonda F. Rhyne, President, will host a conference call tomorrow, August 25, 2006, at 9:00 a.m. (EDT). To access the conference call, dial 800-346-7359 (Code 7784). International participants can call 973-528-0008 (Code 7784). A replay of the call will be available for one month following the call at 800-332-6854 (Code 7784). The international replay number is 973-528-0005 (Code 7784). The Internet webcast can be accessed through the Investor Relations section of the Company's website at www.cdic.com or at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=86923& eventID=1375774

About CardioDynamics:

CardioDynamics (Nasdaq: CDIC), the ICG Company, is the innovator and leader of an important medical technology called BioZ(R) Impedance Cardiography (ICG). The Company develops, manufactures and markets noninvasive BioZ(R) ICG products and medical device electrodes. The Company's BioZ(R) ICG Systems are being used by physicians around the world to help battle the number one killer of men and women--cardiovascular disease. Partners include GE Healthcare and Philips Medical Systems. For additional information, please refer to the company's Web site at www.cdic.com.

Forward-Looking (Safe Harbor) Statement:

Except for the historical and factual information contained herein, this press release contains forward-looking statements, such as future reimbursement, proposed CMS meetings, sequential quarterly operating improvements, and reduced breakeven points, the accuracy of which is necessarily subject to uncertainties and risks including the Company's sole dependence on the BioZ(R) product line, and various uncertainties characteristic of early growth companies, as well as other risks detailed in the Company's filings with the SEC, including its 2005 Form 10-K. The Company does not undertake to update the disclosures contained in this press release.